LAURUS MASTER FUND, LTD.
                       c/o Laurus Capital Management, LLC
                          825 Third Avenue, 14th Floor
                               New York, NY 10022


                                                         March 20, 2007

Tarpon Industries, Inc.
2420 Wills Street
Marysville, MI 48040


Attention:  Mr. James W. Bradshaw, CEO


Re:  Debt Restructuring

Ladies and Gentlemen:

     Reference is hereby made to an amendatory letter (the "February 28, 2007 Amendment") dated February 28, 2007 to that certain Secured Convertible Term Note, dated as of December 13, 2005, by the Tarpon Industries, Inc. (the "Company" or "TPO") in favor of Laurus Master Fund, Ltd., a Cayman Islands company ("Laurus") in the aggregate principal amount of $6,000,000 issued pursuant to the terms of the Securities Purchase Agreement dated as of December 13, 2005, between the Company and Laurus (as amended, modified or supplemented from time to time, the "Purchase Agreement" and, together with the Note and the other Related Documents referred to in the Purchase Agreement, the "Loan
Documents"). Capitalized terms used but not defined herein shall have the meanings given them in the Purchase Agreement.

     The following recitals constitute a revision of the recitals in the February 28, 2007 Amendment:

1. TPO shall have raised and received a minimum of $1,250,000 of equity in a form substantially similar to the recent January 2007 capital raise on or before March 23, 2007 ("Raise 1").

2. TPO shall have raised and received a minimum of an additional $1,000,000 of equity in a form substantially similar to the recent January 2007 capital raise no later than May 1, 2007 ("Raise 2").

3. TPO shall raise and receive a minimum of $4,000,000 of additional equity as part of a formal underwritten equity offering no later than August 1, 2007 ("Raise 3").

     Laurus has reviewed a commitment letter from LaSalle Bank to the Company dated March 20, 2007.

     Except as set forth herein, the February 28, 2007 Amendment shall remain in force and effect in accordance with its terms.

                                      * * *

                                               Very truly yours,


                                               LAURUS MASTER FUND, LTD.


                                               By:    /s/
                                                  -----------------------
                                                  Name:
                                                  Title:




Tarpon Industries, Inc.

By:   /s/ James W. Bradshaw
   -----------------------------
Name:   James W. Bradshaw
Title:  Chief Executive Officer